ADDENDUM TO THE
MASTER SERVICES AGREEMENT

THIS ADDENDUM, effective as of November 10, 2016, to the Master Services Agreement dated May 22, 2013, (the “Agreement”) is entered into by and among BRIDGE BUILDER TRUST, a Delaware business trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

WHEREAS, the Trust and USBFS have entered into the Agreement and desire to modify the Agreement to add Depository Trust & Clearing Corporation’s  (DTCC’s) Mutual Fund Profile II (“MFP II”) services to the Agreement, a multi-dimensional repository that allows funds, broker-dealers and other distribution firms to automate and streamline the exchange of accurate and timely information on securities, participants and distributions and, where applicable, to also make MFP II available  to Olive Street Investment Advisors, LLC (the “Adviser”);

WHEREAS, the Trust desires to retain USBFS to input and maintain fund data information into MFP II;

WHEREAS, Section 13.1 of the Agreement allows for its modification by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust; and

WHEREAS, all defined terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.

NOW THEREFORE, in consideration of the promises and mutual covenants herein, the parties agree to modify the Agreement as follows:

SECTION 1.  The parties agree to add the following Sections 2.3 and 2.4 to the SLA Schedules under 2 Transfer Agent & Dividend Disbursing Agent Services to the Agreement:

2.3	Duties and Responsibilities of USBFS for MFP II Services.

2.3.1  Input and maintain Fund data information into DTCC’s MFP II Services for the Trust and Adviser as further described below.

2.3.2  Gather Fund data from Adviser and any other such applicable sources such as SEC registration documents, TA 2000 and USBFS’ internal repository, MFX.

2.3.3   Input pertinent data into MFP II, including, but not limited to, CUSIPs, distribution declaration records, minimums, allowable social codes, blue sky registered states, 12b-1 information, breakpoint linking rules and other Fund information.

2.3.4  Perform ongoing maintenance of existing data in MFP II, including adds/deletes, as necessary.

2.3.5 Conduct an annual review of information in MFP II, and remediation, as needed.

2.3.6 Notify the Trust, or the Adviser if so directed by the Trust, of proposed additions, deletions or revisions of data to be included in MFP II and release such data for publication in MFP II after review and authorization by the Adviser acting on behalf of the Trust.

2.3.7 Perform its duties and obligations hereunder in accordance with all applicable laws, rules and regulations and be responsible for the accurate inputting of all data authorized for release by the Trust, or by the Adviser on the Trust's behalf.

2.3.8 USBFS MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, WITH RESPECT TO THE ACCURACY OF FUND DATA RECEIVED OR INPUTTED TO MFP II INCLUDING WITHOUT LIMITING ANY REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OF SUCH INFORMATION OR ITS FITNESS FOR A PARTICULAR PURPOSE.

2.3.9 USBFS shall assist the Trust, and the Adviser if so requested by the Trust, in verifying the accuracy of any of the information entered into MFP II.

2.4. Duties and Responsibilities of Trust and Adviser for MFP II Services

2.4.1  The Trust shall furnish, or shall cause the Adviser to furnish, to USBFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon.

2.4.2 The Trust assumes exclusive responsibility for the consequences of any instructions it, or the Adviser on the Trust's behalf, may give to USBFS, and for the Trust’s or Adviser’s failure to supply accurate information to USBFS.

2.4.3 The Trust shall review, or shall cause the Adviser to review, all data that USBFS enters, deletes, or modifies in MFP II on its behalf.  The Trust shall provide, or shall cause the Adviser to provide, written confirmation to USBFS that such entries, deletions or modifications have been reviewed, that such entries, deletions or modifications are correct, and that USBFS to is authorized to release such entries, deletions or modifications in MFP II.

SECTION 2.  The Transfer Agent & Shareholder Services account fee schedule of the Agreement shall be superseded and replaced in its entirety with the Amended Transfer Agent & Shareholder Services account fee schedule to include the MFP II fees attached hereto.

SECTION 3.  The Agreement, as modified, shall remain in full force and effect and, except as modified herein, the terms and conditions thereof shall not be changed, modified or amended.

IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this Addendum to be executed as of the date above by the undersigned duly authorized representatives.

BRIDGE BUILDER TRUST		U.S. BANCORP FUND SERVICES, LLC
By:	/s/ Ryan Robson	By:	/s/ Ian Martin
Printed Name	Ryan Robson	Printed Name	Ian Martin
Title:	President	Title	Executive Vice President

Edward Jones Series Trust AMENDED TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at November, 2016

Annual Service Charges to the Fund*
▪ Base Fee Per CUSIP $[  ] /year
▪ Per Shareholder Acc                                                                                                         $[  ] /open account
▪ Closed Accounts     $[  ] /closed account

Activity Charges
▪ Telephone Calls  $[  ] /minute
▪ Voice Response Calls                                                                                                               $[  ] /call

Mutual Fund Profile II Services & Fees
Initial data review and population by USBFS as well as ongoing support of information on DTCC’s Mutual Fund Profile II site
▪ Initial data population:  $[  ] for less than [  ] CUSIP / $[  ] for [  ] CUSIPS or more
▪ Monthly maintenance:  $[  ] per management company
▪ Additional project fees may apply for events such as fund acquisitions, multiple fund/share class launches, share class charges and other large processing events outside of normal fund activity to be billed at rate of $[  ]/hour

Fee Structure-The following are direct pass-through charges from NSCC / DST
▪ NSCC Service Interface Charge (DST) -                                                                $[  ]/ Month / CUSIP

Monthly Base Fees (DTCC):
▪ Fund/SERV Fee: $[  ]
▪ Networking Fee: $[  ]
▪ DTCC Payment aXis:                                                                                                $[  ] (Front End and 12b-1 commission payments)
▪ DTCC Payment aXis:                                                                                                $[  ] (Omnibus Invoicing)
▪ Mutual Fund Profile I Service:                                                                                $[  ]
▪ Mutual Fund Profile I & II Services:                                                                      $[  ] (if more than [  ] cusips)
                               $[  ]  (if less than [  ] cusips)
▪ Omni/SERV:        $[  ]

Miscellaneous Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, voice response (VRU) maintenance and development, data communication and implementation charges, and travel. DST NSCC charges waived.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, client dedicated line data access, programming charges, outbound calling & marketing campaigns, training, Short-Term Trader reporting, cost basis reporting, Excessive Trader, 12b-1 aging, investor email services, dealer reclaim services, shareholder performance statements, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Same Day Cash Management, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.